UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2004

MONTPELIER RE HOLDINGS LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	001-31468	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Mintflower Place

8 Par-La-Ville Road

Hamilton HM 08

Bermuda

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (441) 296-5550

Item 7.    Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is filed under Item 9 of this report:

99.1. Proposed Amendment to Montpelier Long-Term Incentive Plan.

Item 9. Regulation FD Disclosure

Following the distribution of our proxy statement relating to our annual general meeting to be held on May 20, 2004, we received input from one of our shareholders, FMR Corp. (“Fidelity”), about Proposal No. 3., our proposed Long-Term Incentive Plan (the “LTIP”). If approved by our shareholders at the annual general meeting, the LTIP would go into effect on January 1, 2005. In our discussions with Fidelity, they shared with us certain aspects of their proxy voting guidelines, which included minimum vesting periods to be set forth in the LTIP (as opposed to in the award agreements as has been our practice) and greater specificity on when shareholder approval of amendments is required. Based on their input, management will place on the agenda of the next regularly scheduled meetings of our Compensation and Nominating Committee and Board of Directors a proposal to amend the LTIP to include provisions substantially in the form attached as Exhibit 99.1 and to recommend to our Compensation and Nominating Committee and Board of Directors the adoption of the same.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Montpelier Re Holdings Ltd.
(Registrant)

May 18, 2004	By: /S/ NEIL MCCONACHIE
Date	Name: Neil McConachie Title: Treasurer and Chief Accounting Officer (chief accounting officer)

Index to Exhibits

Exhibit No.	Description

99.1	Proposed Amendment to Montpelier Long-Term Incentive Plan.